UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 3, 2018

WORKHORSE GROUP INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53704	26-1394771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Commerce Drive, Loveland, Ohio 45140

(Address of principal executive offices) (zip code)

513-297-3640

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On May 3, 2018, management of Workhorse Group Inc. (the “Company”) determined that the audited consolidated financial statements for the year ended December 31, 2017 filed by the Company with the Securities and Exchange Commission (the “SEC”) included two errors and should be restated. The Company has determined that its accrued liabilities account was over accrued by $700,000 on the December 31, 2017 Consolidated Balance Sheet due to an error caused by applying an improper, and higher, rate of allowance to the number of vehicles sold. Additionally, the Company is correcting an error relating to the improper exclusion of inventory in transit which resulted in the inventory balance in the Company’s December 31, 2017 Consolidated Balance Sheet being understated by $385,436.

Due to these errors, the Company intends to file with the SEC restated financial information for the affected period, including changes to the Consolidated Balance Sheets, Consolidated Statements of Operations, Consolidated Statement of Stockholders’ Equity (Deficit) and Consolidated Statement of Cash Flows. Similarly, related press releases, earnings releases and investor communications describing the Company’s financial statements for this period should not be relied upon.

The Company’s management have discussed the matters disclosed under this Item 4.02 with the Audit Committee and the Board of Directors of the Company as well as with Grant Thornton LLP, the Company’s current independent registered public accounting firm. The Company has notified Clark Schaeffer Hackett & Co., the Company’s former independent registered public accounting firm of these matters.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKHORSE GROUP INC.

Date: May 9, 2018	By:	/s/ Paul Gaitan
	Name: Title:	Paul Gaitan Chief Financial Officer

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